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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Huntington Bancshares Incorporated (the "Corporation") hereby appoints Zuheir Sofia, Ralph K. Frasier, and Gerald R. Williams as his attorneys or any of them, with power to act without the other, as his attorney, to sign, in his name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Registration Statement on the appropriate form (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, unsecured notes to mature not less than nine months or more than thirty years from their date of issue, to be issued and sold from time to time in one or more series, resulting in proceeds to the Corporation in an aggregate principal amount not to exceed $750 million (or such greater amount as shall result in aggregate proceeds of $750 million if any such notes are sold at an original issue discount), and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have signed these presents this 18th day of September, 1995.

    SIGNATURE                                            TITLE

    /s/Frank Wobst                        Chairman and Chief Executive Officer
-------------------------                 (principal executive officer)
Frank Wobst

    /s/Zuheir Sofia                       President, Treasurer, and Director
-------------------------
Zuheir Sofia

    /s/W. Lee Hoskins                     Vice Chairman and Director
-------------------------
W. Lee Hoskins

   /s/Gerald R. Williams                  Executive Vice President and Chief
-------------------------                 Financial Officer (principal financial
Gerald R. Williams                        officer)

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
        Signature                                            Title
  /s/John D. Van Fleet                 Senior Vice President and Corporate
-------------------------              Controller (principal accounting officer)
John D. Van Fleet

  /s/Don M. Casto, III                 Director
-------------------------
Don M. Casto, III

  /s/Don Conrad                        Director
-------------------------
Don Conrad

  /s/John B. Gerlach                   Director
-------------------------
John B. Gerlach

  /s/Wm. J. Lhota                      Director
-------------------------
Wm. J. Lhota

  /s/Gerald E. Mayo                    Director
-------------------------
Gerald E. Mayo

  /s/George A. Skestos                 Director
-------------------------
George A. Skestos

  /s/Lewis R. Smoot, Sr.               Director
-------------------------
Lewis R. Smoot, Sr.

  /s/Timothy P. Smucker                Director
-------------------------
Timothy P. Smucker

  /s/William J. Williams               Director
-------------------------
William J. Williams

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